UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

IMMUNOCLIN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54738	32-0337695
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1420 N Street, Suite 102, NW, Washington, DC 20005, USA

(Address of Principal Executive Office) (Zip Code)

202-838-8141

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On April 1, 2016, the Board of Directors of Immunoclin Corporation (the “Company”) dismissed Turner, Stone & Company (“Turner”) as the Company’s independent registered public accounting firm, not for cause or any disagreement, effectively immediately.

The Company engaged Turner in July 2014 following the Company’s dismissal of its prior public accounting firm. Turner did not report on the Company’s financial statements for the year ended January 31, 2015 since the Company has not completed the audit of its financial statements for that fiscal period. During the term of Turner’s engagement as the Company’s public accounting firm and through the effective date of Turner’s dismissal, (i) there were no disagreements with Turner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Turner’s satisfaction, would have caused Turner to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such year, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Turner with a copy of the foregoing disclosures and requested that it furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Exhibits

16.1	Turner Letter dated April 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/ Dr. Dorothy Bray
Dr. Dorothy Bray, President and CEO

Date:     April 4, 2016